SECURITIES AND EXCHANGE COMMISSION

Washington D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2001

KRUG INTERNATIONAL CORP.

(Exact name of registrant as specified in its charter)

Ohio	1-12607	31-0621189

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

900 Circle 75 Parkway Suite 1300, Atlanta, Georgia 30339
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code   770-933-7000

Item 5. Other Events
Item 8. Change in Fiscal Year
SIGNATURES

Item 5. Other Events

     On August 23, 2001, KRUG International Corp. (the “Corporation”) announced that its shareholders had approved changing its corporate name to “SunLink Health Systems, Inc.” Beginning August 24, 2001, the Corporation’s stock will be traded on the American Stock Exchange under the symbol “SSY”.

Item 8. Change in Fiscal Year

     The Corporation has changed its fiscal year end from March 31 to June 30. The Corporation’s Annual Report on Form 10-K for the fiscal year ended June 30, 2002 will report the transition period of April 1, 2001 to June 30, 2001 effected by this change in fiscal year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRUG International Corp.

Date: September 6, 2001	By:	/s/ Mark J. Stockslager

Mark J. Stockslager

Principal Accounting Officer

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